EXHIBIT 24.1

NORDSON CORPORATION
POWER OF ATTORNEY
FORM S-8

     Each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint Robert E. Veillette, Secretary, Nordson Corporation, his or her true and lawful attorney, for him or her and in his or her name, place, and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Nordson Corporation, an Ohio corporation (the “Company”), to any and all registration statements on Form S-8 and amendments thereto filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with the Nordson Corporation 2004 Long-Term Performance Plan, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 21st day of July, 2004.

/s/ Glenn R. Brown	/s/ William L. Robinson

Dr. Glenn R. Brown, Director	William L. Robinson, Director

/s/ William W. Colville	/s/ William P. Madar

William W. Colville, Director	William P. Madar, Director

/s/ William D. Ginn	/s/ Eric T. Nord

William D. Ginn, Director	Eric T. Nord, Director

/s/ Stephen R. Hardis	/s/ Benedict P. Rosen

Stephen R. Hardis, Director	Benedict P. Rosen, Director

/s/ David W. Ignat	/s/ Mary G. Puma

Dr. David W. Ignat, Director	Mary G. Puma, Director

/s/ Joseph P. Keithley	/s/ Edward P. Campbell

Joseph P. Keithley, Director	Edward P. Campbell
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ Peter S. Hellman	/s/ Nicholas D. Pellecchia

Peter S. Hellman	Nicholas D. Pellecchia
President and	Vice President, Finance and Controller
Chief Financial and Administrative Officer	(Principal Accounting Officer)
(Principal Financial Officer), Director

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